Exhibit 4(a)

Texas Secretary of State File No. 74-009496

ENTERGY GULF STATES, INC.
(Formerly Gulf States Utilities Company)

350 Pine Street
Beaumont, Texas 77701

TO

JPMORGAN CHASE BANK, N.A.
(Formerly JPMorgan Chase Bank)
as Trustee

4 New York Plaza
New York, New York 10004-2413

__________________

Seventy-fourth Supplemental Indenture

Dated as of February 1, 2006

__________________

Relating to an Issue of First Mortgage Bonds,
Series B due 2011
and Supplementing Indenture of Mortgage
dated September 1, 1926

__________________

THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS

THIS SEVENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of February, 2006, by and between ENTERGY GULF STATES, INC. (formerly Gulf States Utilities Company), a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the Company), party of the first part, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking association organized under the laws of the United States and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

WITNESSETH: THAT

WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which the Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

WHEREAS, the Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and

WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and

WHEREAS, the Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

WHEREAS, the Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, the name of Chemical Bank, successor trustee, as aforesaid, was duly merged with and changed effective July 14, 1996 to The Chase Manhattan Bank; and

WHEREAS, the Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to JPMorgan Chase Bank; and

WHEREAS, the Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name "JPMorgan Chase Bank, N.A."; and

WHEREAS, the Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-third Supplemental Indentures supplementing and modifying said Original Indenture; and

WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as "Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2008A, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A and 2008A Series"; and

WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and

WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this Seventy-fourth Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), a new series of Bonds to be designated First Mortgage Bonds, Series B due 2011, such Bonds when originally issued to be dated February 14, 2006 and to mature August 14, 2011 (hereinafter sometimes referred to as the Bonds of the 2011B Series), and presently to issue $55,000,000 aggregate principal amount of the Bonds of the 2011B Series; and

WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Bylaws of the Company necessary to make the Bonds of the 2011B Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Seventy-fourth Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS SEVENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 2011B Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the acceptance of the Bonds of the 2011B Series by the holders thereof, and of the agreements of the parties to the Credit Agreement, as hereinafter defined, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventy-fourth Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, acquired by the Company since the execution and delivery by it of the Seventy-third Supplemental Indenture:

CLAUSE I.

All the property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description which is described in the Schedule of Mortgaged Properties set forth in Article Three hereof.

CLAUSE II.

Without in any way limiting anything in Clause I or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than excepted property as hereinafter defined; including (but not limited to) all its properties situated in the Cities of Beaumont, Port Arthur and Orange, and in the Counties of Brazos, Burleson, Chambers, Falls, Galveston, Grimes, Hardin, Harris, Jasper, Jefferson, Leon, Liberty, Limestone, Madison, Milam, Montgomery, Newton, Orange, Polk, Robertson, San Jacinto, Trinity, Tyler, Walker, Waller and Washington, Texas, and vicinity, and the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity, and wheresoever situated (other than excepted property as hereinafter defined).

CLAUSE III.

All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than excepted property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

CLAUSE IV.

Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than excepted property as hereinafter defined) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

CLAUSE V.

Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, servitudes, rights, privileges, licenses, and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, reservation and reservations, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, products and profits thereof and every part and parcel thereof and all of the estate, right, title, interest, possession, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of, and to such property and every part and parcel thereof.

CLAUSE VI.

Also any and all property, real, personal or mixed, including excepted property, that may, from time to time hereafter, by delivery or by writing of any kind, for the purposes hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, hypothecated, assigned, transferred, deposited and/or pledged by the Company, or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Seventh Supplemental Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, hypothecation, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company, or the person or corporation conveying, assigning, mortgaging, hypothecating, transferring, depositing and/or pledging the same, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, hypothecated, transferred, deposited and/or pledged, or the proceeds thereof.

CLAUSE VII.

PROPERTIES EXCEPTED.

There is, however, expressly excepted and excluded from the lien and operation of this Indenture all "Excepted Property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), together with all property released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture prior to the execution of this Seventy-fourth Supplemental Indenture.

TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.

SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause VII hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures and, also, the Fifty-ninth through the Seventy-third Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.

BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Indenture, so that, subject to said Section 12.28 of the Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Seventy-fourth Supplemental Indenture.

  Bonds of the 2011B Series and
  Certain Provisions Relating Thereto.

      Terms of Bonds of the 2011B Series. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled "First Mortgage Bonds, Series B due 2011". The principal amount of the Bonds of the 2011B Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture.

      The definitive Bonds of the 2011B Series shall be registered Bonds without coupons of the denominations of $1,000 and of such multiples of $1,000 as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2011B Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated February 14, 2006, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01 B of this Seventy-fourth Supplemental Indenture, with changes therein appropriate to their character.

      The Bonds of the 2011B Series shall be issued by the Company initially to Union Bank of California, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement, dated as of February 14, 2006, among the Company, the several Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), in order to secure the payment when due (whether at maturity, upon acceleration, upon default, or otherwise) of the principal of the Loans and LC Disbursements (such terms and all other capitalized terms used herein without definition having the meanings assigned to them in the Credit Agreement), all interest thereon (including, but not limited to, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and all other amounts (including, without limitation, fees, costs, expenses and indemnities) payable by the Company under the Credit Agreement (the "Obligations"). The agreements of the parties to the Credit Agreement shall constitute the consideration for the issuance of the Bonds of the 2011B Series.

      The Bonds of the 2011B Series shall not be transferable by the Administrative Agent except to a successor Administrative Agent under the Credit Agreement, or as provided therein to the Company, and the Company hereby instructs the Trustee to so limit transfers requested by the holder (other than the Company) of the Bonds of such Series. No transfer shall be effective unless it complies with the foregoing sentence. The Administrative Agent, or a successor Administrative Agent, shall deliver the Bonds of the 2011B Series to the Trustee for transfer with an accompanying certificate of such transferor stating that it is transferring the Bonds of the 2011B Series to either a successor Administrative Agent under the Credit Agreement or, as provided in the Credit Agreement, to the Company. Upon receipt of such certificate, the Trustee is hereby authorized to transfer the Bonds of the 2011B Series, and the Trustee shall have no liability for any transfer made in accordance with and reliance upon such certificate. The Trustee may conclusively presume the statements contained in the certificate of such transferor to be correct.

      Upon termination of the Credit Agreement, the repayment in full of all Obligations and the termination or expiration of all Letters of Credit, all Bonds of the 2011B Series shall be transferred as directed by the Company and as provided in the Bond Delivery Agreement between the Company and Union Bank of California, N.A., as Administrative Agent, dated as of February 14, 2006.

      Bonds of the 2011B Series shall be dated as provided in Section 3.05 of the Indenture. The Bonds of the 2011B Series shall mature on August 14, 2011. The Bonds of the 2011B Series shall not bear interest. The principal of the Bonds of the 2011B Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

      The definitive Bonds of the 2011B Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.

      Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2011B Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount.

      The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2011B Series.

      The Company's obligations to make payments of the principal of the Bonds of the 2011B Series are subject to satisfaction and discharge as provided in the Form of Bonds of the 2011B Series set forth in Section 1.01 B of this Seventy-Fourth Supplemental Indenture.

      Form of Bonds of the 2011B Series .The Bonds of the 2011B Series, and the Trustee's authentication certificate to be executed on the Bonds of the 2011B Series, shall be in substantially the following forms, respectively:

    [FORM OF FACE OF BOND OF THE 2011B Series]

    THIS BOND IS NOT TRANSFERABLE EXCEPT AS PERMITTED IN SECTION 1.01A OF THE SEVENTY-FOURTH SUPPLEMENTAL INDENTURE.

No. R-1 $

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, SERIES B
    DUE 2011

    ENTERGY GULF STATES, INC., a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to Union Bank of California, N.A., or registered assigns, as Administrative Agent under that certain Credit Agreement, dated as of February 14, 2006, among the Company, the several Lenders from time to time party thereto and the Administrative Agent, or registered assigns, ______________________ Dollars on August 14, 2011.

    This bond shall not bear interest. The principal of this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

    This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

    The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, Entergy Gulf States, Inc. has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of ___________, ____.

    ENTERGY GULF STATES, INC.

    By:
    Vice President and Treasurer

    And By:
    Assistant Treasurer

    [SEAL]

    (FORM OF REVERSE OF BOND OF THE 2011B SERIES)

    ENTERGY GULF STATES, INC.
    FIRST MORTGAGE BOND, SERIES B
    DUE 2011 (Continued)

    This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a Seventy-fourth Supplemental Indenture dated as of February 1, 2006 to JPMorgan Chase Bank, N.A. as Trustee, to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

    The bonds of this series have been issued by the Company to secure the payment when due (whether at maturity, by acceleration, or otherwise) of the Obligations, and other amounts due under the Credit Agreement, as such terms are defined in the Seventy-fourth Supplemental Indenture. The agreements of the parties to the Credit Agreement, as defined in the Seventy-fourth Supplemental Indenture, shall constitute the consideration for issuance of the bonds of this series. Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.

    The Bonds of the 2011B Series shall not be redeemable, in whole or in part, at the option of the Company. Upon the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments shall have been or shall have terminated and the Loans shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Trustee a notice demanding redemption of the Bonds of the 2011B Series which notice states that it is being delivered pursuant to Section 7 of the Credit Agreement, then all Bonds of the 2011B Series shall be redeemed immediately at the principal amount thereof (subject to the satisfaction and discharge provisions set forth in the following paragraph). The notice from the Administrative Agent shall also contain a waiver of notice of such redemption by the Administrative Agent. The Trustee may conclusively presume the statements contained in the notice from the Administrative Agent to be correct.

    Notwithstanding any provision herein or in the Indenture to the contrary, the obligation of the Company to make each payment with respect to the principal of Bonds of the 2011B Series (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations (as defined in the Seventy-fourth Supplemental Indenture) shall have been paid and no Letter of Credit shall remain outstanding and (y) shall be deemed to remain unsatisfied only in an amount equal to the aggregate amount then due in respect of the Obligations (as defined in the Seventy-fourth Supplemental Indenture) and remaining unpaid plus the aggregate stated amount of the outstanding Letters of Credit (not in excess, however, of the principal amount of the Bonds of the 2011B Series).

    The Trustee shall be entitled to presume that the obligation of the Company to pay the principal of the Bonds of the 2011B Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of the Bonds of the 2011B Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

    If this bond or any portion thereof (One Thousand Dollars or a multiple thereof) is duly called for redemption and payment duly provided for or otherwise duly satisfied and discharged, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for or otherwise duly satisfied and discharged.

    Payment of the redemption price to the Administrative Agent for this bond shall be made only upon surrender to the Trustee of all Bonds of the 2011B Series to the Trustee.

    By acceptance of this bond the Administrative Agent agrees, for itself and the participating lenders under the Credit Agreement, to surrender this bond to the Trustee when required under the provisions of this bond or the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

    Subject to the restriction noted on this bond, this bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

    The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

    If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

    No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

    (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS)

    TRUSTEE'S AUTHENTICATION CERTIFICATE

    This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

    JPMORGAN CHASE BANK, N.A.
    As Trustee

    By:
    Authorized Officer

    Redemption Provisions for Bonds of the 2011B Series. The Bonds of the 2011B Series shall be redeemable prior to maturity as provided in the Form of Bonds of the 2011B Series set forth in Section 1.01B of the Seventy-fourth Supplemental Indenture.

    Duration of Effectiveness of Article One. Section 1.01 through 1.02 of this article shall be of force and effect only so long as any Bonds of the 2011B Series are outstanding.

    Restriction on Payment of Dividends on Common Stock, etc.

  Notwithstanding the provision of Section 9.10 of the Indenture that the covenants therein contained shall continue only so long as any of the Bonds of the 1976 Series shall remain outstanding, the Company hereby covenants that the covenants made by the Company in said Section 9.10 of the Indenture shall also continue so long as any Bonds of the 2011B Series shall remain outstanding.

  Section 2.01. This Seventy-fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Seventy-fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

  Section 2.02. The recitals in this Seventy-fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

  Section 2.03. Although this Seventy-fourth Supplemental Indenture is dated for convenience and for the purpose of reference as of February 1, 2006, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

  Section 2.04. In order to facilitate the recording or filing of this Seventy-fourth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

  Section 2.05. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Seventy-fourth Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

  SCHEDULE OF MORTGAGED PROPERTIES

  All of the following described property heretofore acquired by the Company but not hereto specifically described in the Indenture is hereby acknowledged as part of the trust estate.

      Real Property in the State of Texas.

None.

IN TESTIMONY WHEREOF, ENTERGY GULF STATES, INC. has caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and JPMORGAN CHASE BANK, N.A., in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

ENTERGY GULF STATES, INC.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and Chief Accounting
Officer

(CORPORATE SEAL)

Attest:

/s/ Dawn Abuso
Dawn Abuso
Assistant Secretary

Signed in the presence of:

/s/ Jennifer Favalora
Jennifer Favalora

/s/ Shannon Ryerson
Shannon Ryerson

JPMORGAN CHASE BANK, N.A.

By: /s/ James D. Heaney
James D. Heaney
Vice President

Attest:

/s/ Rosa Ciaccia
Rosa Ciaccia
Trust Officer

Before me

/s/ Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires December 31, 2009

Signed, sealed and delivered in the presence of:

_/s/ Albert Mari
Albert Mari

_/s/ L.O. O'Brien
L.O. O'Brien

ENTERGY GULF STATES, INC.

United States of America,
State of Mississippi, ss:
County of Hinds

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 10th day of February, 2006:

Before me personally appeared Nathan E. Langston, Senior Vice President and Chief Accounting Officer, of Entergy Gulf States, Inc., who is known to me to be the person whose name is subscribed to the foregoing instrument and who is known to me to be Senior Vice President and Chief Accounting Officer of said ENTERGY GULF STATES, INC., and separately acknowledged to me that he executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

Before me personally came Nathan E. Langston, to me known, who being by me duly sworn, did depose and say, that he resides in Jackson, Mississippi; that he is Senior Vice President and Chief Accounting Officer of ENTERGY GULF STATES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Jennifer Favalora and Shannon Ryerson, competent witnesses, residing in said State, personally came and appeared Nathan E. Langston, Senior Vice President and Chief Accounting Officer of ENTERGY GULF STATES, INC., a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said Nathan E. Langston declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that he signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES, INC., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of February, 2006.

(Notarial Seal)

/s/ Sharon A. Smith
Notary Public
Commission Expires: June 7, 2007

State of Louisiana,
Parish of East Baton Rouge ss:

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 10th day of February, 2006:

Before me personally appeared Dawn Abuso, Assistant Secretary of Entergy Gulf States, Inc., who is known to me to be the person whose name is subscribed to the foregoing instrument and who is known to me to be Assistant Secretary of said ENTERGY GULF STATES, INC., and separately acknowledged to me that she executed the same in the capacity therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

GIVEN UNDER MY HAND AND SEAL OF OFFICE in Baton Rouge, Louisiana this 10th day of February, 2006.

(NOTARIAL SEAL)

/s/ Joseph R. Ballard
Joseph R. Ballard
Notary Public
Parish of East Baton Rouge, State of Louisiana
My Commission Expires at Death

CORPORATE TRUSTEE

United States of America,
State of New York, ss:
County of New York,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 8th day of February, 2006:

Before me personally appeared James D. Heaney, a Vice President of JPMORGAN CHASE BANK, N.A., and Rosa Ciaccia, a Trust Officer, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, N.A., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of JPMORGAN CHASE BANK, N.A.

Before me personally came James D. Heaney, to me known, who being by me duly sworn, did depose and say, that he resides in Langhorne, Pennsylvania; that he is a Vice President of JPMORGAN CHASE BANK, N.A., one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Albert Mari and L.O. O'Brien, competent witnesses, residing in said state, personally came and James D. Heaney and Rosa Ciaccia, a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States with a corporate trust office in the City of New York, New York, and said James D. Heaney and Rosa Ciaccia, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of JPMORGAN CHASE BANK, N.A., and have affixed the corporate seal of JPMORGAN CHASE BANK, N.A. to the same by and with the authority of the Board of Directors of JPMORGAN CHASE BANK, N.A.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 8th day of February, 2006.

(Notarial Seal)

/s/ Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires December 31, 2009

AFFIDAVIT RELATING TO BUSINESS AND COMMERCE CODE
OF THE STATE OF TEXAS.

State of Mississippi,
County of Hinds ss:

BEFORE ME, the undersigned authority, on this day personally appeared Nathan E. Langston, affiant, who, being duly sworn, on his oath says:

(1) that he is Senior Vice President and Chief Accounting Officer of ENTERGY GULF STATES, INC.;

(2) that the above and foregoing Seventy-fourth Supplemental Indenture to which this certificate is annexed is an Indenture which by its terms subjects to the lien thereof property then owned and property to be acquired by said Company subsequent to the execution by it of said Indenture; and

(3) that the said ENTERGY GULF STATES, INC., which executed the aforesaid Seventy-fourth Supplemental Indenture, is a utility as defined in Section 35.01(a)(2) of the Business and Commerce Code of the State of Texas, namely, a person engaged in the State of Texas in the generation, transmission, distribution and sale of electric power.

WITNESS my hand and facsimile seal of said Corporation this 10th day of February, 2006.

(CORPORATE SEAL)

/s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and Chief Accounting Officer
of Entergy Gulf States, Inc.

SWORN TO AND SUBSCRIBED before me by the said Nathan E. Langston, this 10th day of February, 2006, to certify which, witness my hand and seal of office.

(NOTARIAL SEAL)

/s/ Sharon A. Smith
Notary Public
Commission Expires: June 7, 2007

State of Mississippi,
County of Hinds, ss:

BEFORE ME, the undersigned authority, on this day personally appeared Nathan E. Langston, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Senior Vice President and Chief Accounting Officer of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of February, 2006.

(NOTARIAL SEAL)

/s/ Sharon A. Smith
Notary Public
Commission Expires: June 7, 2007

CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS OF
ENTERGY GULF STATES, INC. BY UNANIMOUS WRITTEN CONSENT
ON FEBRUARY 9, 2006

I, the undersigned, Assistant Secretary of ENTERGY GULF STATES, INC., hereby certify:

(1) That the Board of Directors of said Corporation acting by Unanimous Written Consent dated February 9, 2006 adopted the following resolution:

RESOLVED, that it is advisable and in the best interest of this Company to, and that the Company, enter into a Seventy-fourth Supplemental Indenture supplementing the Indenture for purposes, among others, of

(a) setting forth the description, form and terms of the Bonds and additional covenants of the Company in that regard; and

(b) the Board of Directors hereby approves the form of said Seventy-fourth Supplemental Indenture and hereby authorizes the President or any Vice President of the Company to execute in the name and on behalf of the Company under its corporate seal or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, and to acknowledge and deliver to the Trustee, a Seventy-fourth Supplemental Indenture with such changes in any part thereof not inconsistent with these resolutions as the signing officers shall approve, such approval to be evidenced conclusively by their signatures thereto.

(2) That the executed Seventy-fourth Supplemental Indenture to which this certificate is annexed is the Seventy-fourth Supplemental Indenture authorized by the foregoing resolution and that said resolution has not been amended or revoked and is now in full force and effect.

WITNESS my hand and facsimile seal of said Corporation this 10th day of February, 2006.

(CORPORATE SEAL)

/s/ Dawn Abuso
Dawn Abuso
Assistant Secretary of
Entergy Gulf States, Inc.

State of Louisiana,
Parish of East Baton Rouge ss:

BEFORE ME, the undersigned authority, on this day personally appeared Dawn Abuso, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Assistant Secretary of ENTERGY GULF STATES, INC. and acknowledged to me that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE in Baton Rouge, Louisiana this 10th day of February, 2006.

(NOTARIAL SEAL)

/s/ Joseph R. Ballard
Joseph R. Ballard
Notary Public
Parish of East Baton Rouge, State of Louisiana
My Commission Expires at Death